  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3RD, 1995

                                                       REGISTRATION NO. 33-68494
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 _____________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             CARMIKE CINEMAS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                   58-1469127
      (State of Incorporation)              (I.R.S. Employer Identification No.)

                               1301 First Avenue
                            Columbus, Georgia  31901
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            Mr. John O. Barwick, III
                          Vice President - Finance and
                            Chief Financial Officer
                               1301 First Avenue
                            Columbus, Georgia  31901
                                 (706) 576-3400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:

                           James L. Smith, III, Esq.
                                Troutman Sanders
                           600 Peachtree Street, N.E.
                          Atlanta, Georgia  30308-2216
                                 (404) 885-3000
                                _______________

         THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.
                                _______________

                          DEREGISTRATION OF SECURITIES

         On November 5, 1993, the Registration Statement on Form S-3 (File No. 33-68494) (the "Registration Statement") of Carmike Cinemas, Inc. (the "Issuer") covering an aggregate of 680,000 shares of Class A Common Stock, par value $.03 per share (the "Common Stock"), of the Issuer to be sold from time to time by certain shareholders of the Issuer, was declared effective by the Securities and Exchange Commission. Pursuant to the undertakings of the Issuer set forth in Part II of the Registration Statement, the Issuer hereby deregisters the 309,197 shares of Common Stock covered by the Registration Statement that remain unsold as of the date of filing hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, and the State of Georgia, on this 3rd day of October, 1995.

                                        CARMIKE CINEMAS, INC.



                                        By /s/John O. Barwick, III
                                          -------------------------
                                          John O. Barwick, III
                                          Vice President - Finance,
                                          Treasurer and
                                          Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed below by the following persons in the capacities indicated on October 3rd, 1995.


Signature                                                           Title
---------                                                           -----
*C.L. Patrick
--------------------------
C. L. Patrick                                                       Chairman of the Board
                                                                    of Directors


*Michael W. Patrick
-----------------------
Michael W. Patrick                                                  President and Chief Executive
                                                                    Officer; Director


/s/John O. Barwick, III
------------------------
John O. Barwick, III                                                Vice President-Finance,
                                                                    Treasurer and Chief
                                                                    Financial Officer


*John W. Jordan, II
------------------------
John W. Jordan, II                                                  Director

                      [Signatures continued on next page.]

                   [Signatures continued from previous page.]

*Carl L. Patrick, Jr.
-------------------------
Carl L. Patrick, Jr.                                                Director


*Carl E. Sanders
-------------------------
Carl E. Sanders                                                     Director


*David Zalaznick
------------------------
David Zalaznick                                                     Director


*By:/s/John O. Barwick, III
    --------------------------------
      John O. Barwick, III
      Attorney-in-fact
